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                                                        EXHIBIT 23.3

                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


To Boron, LePore & Associates, Inc.

     We consent to the incorporation by reference in the registration statement of Boron, LePore & Associates, Inc. on Form S-8 (File No. 333-37337) of our report dated April 10, 1996, on our audit of the financial statements of Boron, LePore & Associates, Inc. for the year ended December 31, 1995, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997.


                                    M.R. WEISER & Co. LLP


New York, N.Y.
March 30, 1998